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                                                                    Exhibit 23.7

                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of GlobeSpan, Inc. of our report dated June 22, 2000 except for Note K, as to which the date is July 24, 2000 relating to the financial statements of Agranat Systems, Inc., which appears in the Current Report on Form 8-K/A of Virata Corporation dated October 30, 2000. We also consent to the references to us under the heading "Experts".


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
November 2, 2001
Boston, Massachusetts.